EXHIBIT 99.4 - PRESS RELEASE ISSUED JUNE 13, 1997

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY
415 N. QUAY STREET
KENNEWICK, WA 99336
509-735-9092 (O)
509-783-5475 (FAX)

         EST ANNOUNCES CASH DISTRIBUTION TO SHAREHOLDERS

KENNEWICK, WASHINGTON --- June 13, 1997 --- Electronic Systems Technology Inc. (EST) (OTC: ELST), a manufacturer of wireless modems, announced at the Company's annual shareholders' meeting on June 6, 1997, that the Company will issue a one-time, noncumulative, chase distribution to shareholders of record as of June 20, 1997. The distribution will be in the amount of $0.01 per share of common stock for a total amount of $49,536.67, and will be completed by July 11, 1997.

"We had remaining funds from our stock repurchase plan which ended in the first quarter of 1997, and we feel a cash distribution would be a good opportunity to return value to our shareholders" said T. L. Kirchner, EST"s President and CEO. Electronic Systems Technology, a publicly held Company since 1984, was the first Company to develop the wireless modem and receive the United States and Canadian patents for this technology.

Contact EST for more details.



                        www.esteem.com


























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APPENDIX:

Item no. 1: (graphic material not included in electronic filing format)

The press release was published showing at top left of the press release, the Electronic Systems Technology, Inc. trademarked company logo, showing a black square field containing the stylized letters E S T.